UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025

Cypherpunk Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37990	27-4412575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47 Thorndike Street, Suite B1-1
Cambridge, MA 02141

(Address of Principal Executive Office) (Zip Code)

(617) 714-0360

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYPH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

RSU Grant to Consultant

As previously disclosed in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 12, 2025 (the “November 12, 2025 Form 8-K”), Cypherpunk Technologies Inc. (f/k/a Leap Therapeutics, Inc.), a Delaware company (the “Company”), entered into a Consulting Agreement with CoinXit Ltd. (“CoinXit”), dated November 11, 2025 (the “Consulting Agreement”), pursuant to which the Company previously agreed to grant CoinXit two awards of restricted stock units (“RSUs”) in respect of equivalent shares of Company common stock, par value $0.001 per share (“Common Stock”), which awards were to be made under any equity incentive plan of the Company, subject to the terms and conditions of the Consulting Agreement. The Company granted the initial award of 2,411,700 RSUs to CoinXit (the “November 2025 CoinXit RSUs”) under the Company’s 2022 Equity Incentive Plan, as amended (the “2022 Plan”), pursuant to a Restricted Stock Unit Grant Agreement, dated November 11, 2025 (the “November 2025 CoinXit RSUs Agreement”). Subject to and upon the terms and conditions of the Consulting Agreement, the Company remained obligated to grant an additional award of 3,036,457 RSUs to CoinXit (the “Required Additional CoinXit RSUs”).

On December 23, 2025, the Compensation Committee of the Board approved the grant under the Company’s 2025 Equity Incentive Plan (the “2025 Plan”) of 5,448,157 RSUs to CoinXit (the “December 2025 CoinXit RSUs”), pursuant to a Restricted Stock Unit Grant Agreement, dated December 23, 2025 (the “December 2025 CoinXit RSUs Agreement”). Pursuant to the December 2025 CoinXit RSUs Agreement, the Company and CoinXit also agreed (i) to terminate and cancel the November 2025 CoinXit RSUs issued pursuant to the November 2025 CoinXit RSUs Agreement, and (ii) to treat the grant by the Company to CoinXit of the December 2025 CoinXit RSUs as satisfying in full all of the Company’s obligations under the Consulting Agreement to grant CoinXit 5,448,157 RSUs under the Company’s equity incentive plans. The aggregate number of the December 2025 CoinXit RSUs is identical to the sum of the aggregate number of the cancelled and terminated November 2025 CoinXit RSUs plus the aggregate number of the Required Additional CoinXit RSUs that, but for the provisions of the December 2025 CoinXit RSUs Agreement, would have been required to be granted by the Company to CoinXit pursuant to the Consulting Agreement, and all of the vesting, settlement and other material terms of the December 2025 CoinXit RSUs are the same as the corresponding vesting, settlement and other material terms of the cancelled and terminated November 2025 CoinXit RSUs as well as the corresponding vesting, settlement and other material terms provided for in the Consulting Agreement with respect to the cancelled and terminated obligation of the Company to grant the Required Additional CoinXit RSUs to CoinXit.

The December 2025 CoinXit RSUs will vest as to 12/36ths on October 8, 2026 and as to 1/36th each month thereafter on the 8th day of the applicable month, subject to CoinXit’s continuous service through each vesting date. In the event of CoinXit’s termination by the Company other than for Cause or by CoinXit for Good Reason (each as defined in the December 2025 CoinXit RSUs Agreement), all unvested December 2025 CoinXit RSUs will automatically become fully vested, provided CoinXit does not have any other service relationship with the Company or its affiliates immediately following termination. Vested December 2025 CoinXit RSUs will be settled generally on the earliest to occur of the Company’s first payroll date on or after (i) CoinXit’s cessation of service, (ii) June 8 of the applicable year, or (iii) December 8 of the applicable year, subject to any further deferral as provided in the Final RSU Agreement.

As previously disclosed in the November 12, 2025 Form 8-K, on November 11, 2025, Mr. Khing Oei, the sole director, employee and stockholder of CoinXit, was appointed to the Board as an “Investor Designee” designated by Winklevoss Treasury Investments, LLC (“WTI”) and was elected by the Board as the Chairman of the Board, pursuant to the terms of the Lead Investor Agreement, dated October 6, 2025, entered into by the Company and WTI, as Lead Investor, in connection with the closing of the Company’s private placement equity financing on October 8, 2025 pursuant to that certain Securities Purchase Agreement, dated October 6, 2025, between the Company, WTI and the other investors parties thereto.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the December 2025 CoinXit RSUs Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Restricted Stock Unit Grant Agreement, dated December 23, 2025, by and between the Company and CoinXit Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPHERPUNK TECHNOLOGIES INC.

Date: December 30, 2025	/s/ Douglas E. Onsi
Douglas E. Onsi
President & CEO